UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

VERANO HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 North Dearborn Street, 4th Floor,

Chicago, Illinois

(Address of Principal Executive Offices)

60654

(Zip Code)

(312) 265-0730

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c)

On June 6, 2023, Verano Holdings Corp., a British Columbia corporation (the “Company”), implemented the following officer changes within its veteran Executive Leadership Team.

President of the Southern Region

John Tipton resigned from his officer position as President of the Company and immediately thereafter Mr. Tipton was appointed to the new office of President of the Southern Region of the Company. In this position Mr. Tipton’s duties include overseeing the Company’s operations in the key Florida market. Mr. Tipton served as President since February 21, 2021, when the Company resulted from a reverse takeover transaction as a British Columbia public reporting company with its stock trading on the Canadian Securities Exchange (the “Go Public Transactions”).

President

Darren Weiss, age 39, resigned from his officer positions as Chief Operating Officer, Chief Legal Officer, General Counsel and Secretary of the Company, and immediately thereafter Mr. Weiss was appointed as President of the Company. Mr. Weiss served as Chief Legal Officer and General Counsel of the Company since February 2021 upon the consummation of the Go Public Transactions, as Chief Operating Officer since October 2021 and as Secretary since January 1, 2022. Mr. Weiss joined Verano Holdings, LLC (“Verano LLC”) in September 2017 and served as Verano LLC’s General Counsel until February 2021 when Verano LLC became a subsidiary of the Company in the Go Public Transactions. From March 2015 to September 2017, Mr. Weiss was a Principal at the law firm Offit Kurman, P.A., and was based in the firm’s Baltimore, Maryland office, where he led the firm’s cannabis practice, which he co-founded. Mr. Weiss currently sits on the Executive Committee and Board of the Maryland Wholesale Medical Cannabis Trade Association. Mr. Weiss received his bachelor’s degree magna cum laude from Washington University in St. Louis and his Juris Doctorate cum laude from George Mason University School of Law.

Chief Operating Officer

Trip McDermott, age 35, was appointed Chief Operating Officer of the Company. Mr. McDermott has served as Executive Vice President, Operations for the Company since November 28, 2021. In this pivotal role, Mr. McDermott has worked across all functions of the Company to drive excellence in standard operating procedures across the Company’s flagship Zen Leaf and MÜV dispensaries and third-party retail partners. Prior to joining the Company, Mr. McDermott spent nearly seven years as Vice President of Corporate Development & Strategy at BellRock Brands, a Denver-based cannabis company, where Mr. McDermott played an integral role in expanding the company from one to eight markets, completing a merger with Mary’s Medicinals, executing and managing multiple third-party licensing transactions and the company listing on the Canadian Securities Exchange. Mr. McDermott received a BSBA in finance and entrepreneurship from Boston University.

Other Officer Changes

David Spreckman was promoted from Executive Vice President of Marketing to Chief Marketing Officer of the Company. Laura Kalesnik was promoted from Executive Vice President, Deputy General Counsel to Chief Legal Officer, General Counsel and Secretary of the Company.

Item 8.01 Other Events.

On June 6, 2023, the Company issued a press release announcing the officer changes described in item 5.02 above. A copy of such press release is filed as Exhibit 99.1 to this report.

The information furnished under this item 8.01, including Exhibit 99.1 incorporated by reference herein, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued on June 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERANO HOLDINGS CORP.

Date: June 6, 2023		/s/ Darren Weiss
	Name:	Darren Weiss
	Title:	President